Exhibit 31.1

CERTIFICATION PURSUANT TO

SECTION 302(A) OF THE SARBANES-OXLEY ACT OF 2002

I, Seamus Garland, Secretary of Consolidation Loan Funding II, LLC, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Higher Education Funding I;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicers under the pooling and servicing, or similar, agreements, for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the trustee in accordance with the terms of pooling and servicing, or similar, agreements, and except as disclosed in the reports, the servicers have fulfilled their obligations under the servicing agreements; and

5. The reports disclose all significant deficiencies relating to the servicers’ compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreements, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: ACS Education Services, Inc., as servicer, Great Lakes Educational Loan Services, Inc., as servicer, and The Bank of New York, as indenture trustee and as eligible lender trustee.

March 29, 2006

/s/ Seamus Garland
Name:	Seamus Garland
Title:	Secretary of Consolidation Loan Funding II, LLC